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                                                                    Exhibit 23.6


January 7, 2008

Directors
ATA Inc.
8th Floor, Tower E
6 Gongyuan West Street,
Jian Guo Men Nei
Beijing 100005, China


SUBJECT: WRITTEN CONSENT RE FILING OF REGISTRATION STATEMENT OF ATA INC.
         ---------------------------------------------------------------


     Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, I, Hope Ni, consent to be named in the Registration Statement on Form F-1 of ATA Inc. and in all amendments and supplements thereto as a person who will become a member of the board of directors of ATA Inc. effective upon declaration of effectiveness of the Registration Statement on Form F-1 by the Securities and Exchange Commission.

                                                          Sincerely yours,


                                                          ----------------------
                                                          Hope Ni